Exhibit 99.1

                  DPAC Technologies Gains Momentum in
      Wireless Market as It Reports Fiscal Third Quarter Results

   GARDEN GROVE, Calif.--(BUSINESS WIRE)--Dec. 23, 2003--DPAC
Technologies Corp. (Nasdaq: DPAC):

   -- During the quarter, DPAC receives several design wins for the new Airborne(TM) 802.11b wireless LAN Node module

   -- Third quarter results reflect a non-cash charge of approximately $6 million for the reversal of tax benefits

   DPAC Technologies Corp. (Nasdaq: DPAC), a technology company that provides a diverse portfolio of patented electronic component-based products, including component packaging technology for high-density, space-saving memory and wireless applications, today reported results for its third quarter of fiscal year 2004, ended November 30, 2003.
   Net revenue for the third quarter ended November 30, 2003, was $4.36 million with a pre-tax loss of $1.41 million or $0.07 loss per share diluted. This compares to a pre-tax loss of $ 1.76 million or $0.08 loss per share diluted on revenue of $4.4 million for the second fiscal quarter ended August 31, 2003.
   During the fiscal third quarter, the Company recorded a non-cash charge of approximately $6 million to establish a valuation allowance against its deferred tax assets. This was in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 ("Accounting for Income Taxes"), and related to the reversal of the tax benefit.
   Also during the quarter, the Company reversed a $750,000 litigation reserve previously booked in the second quarter of fiscal year 2003. This reserve was reversed based on a favorable judgment issued in September in the patent case. Additionally, as the core stacking business decreased, the Company recognized a non-cash reserve of $530,000 for the anticipated sale of certain equipment no longer being utilized. The net loss after tax for the quarter, including the above items, was $7.42 million or $0.35 loss per share diluted, which included a loss of $0.28 per share for the tax charge.
   "The reversal of the income tax benefit was caused by the current losses, as the Company is placing greater weight on previous cumulative losses than the outlook for future profitability when determining whether deferred tax assets can be used," said Kim Early, interim CEO and director of DPAC Technologies. "The quarter's results were also adversely impacted by production start-up difficulties in the introduction of our Durastack product line, which is limiting our revenue generating capability in the memory stacking business."
   Mr. Early continued, "With the recent resignation of Ted Bruce, I am fully engaged with the management of the company and the forward strategy of the wireless product. The recent success of our wireless product design wins is an indication of our future potential and the sense of urgency that we are addressing to be successful. Initial customer response to the Airborne(TM) 802.11b wireless module have been very successful on a design-in basis, but while this is exciting, our customers' success with their system development and sales will determine our final success into this market."
   "Our quarterly results reflect the investments into the wireless marketplace and the decreasing revenue and contribution margin from the core stacking business. On an additional note, DPAC will book a reserve of approximately $1.1 million during the fourth quarter ended February 28, 2004 in severance related expenses, which will be paid over the next two and one half years," Mr. Early added.
   Management of DPAC will host a conference call today at 10:30 a.m. Pacific/1:30 p.m. Eastern to discuss the second quarter operating performance. The conference call will feature interim CEO Kim Early and Chief Financial Officer William Stowell. To participate on the live call, please dial 888-792-1093. A phone replay will be available for 48 hours (beginning two hours after the completion of the conference call) by dialing 888-266-2081 and entering the pass code 351197.

   About DPAC Technologies

   Located in Garden Grove, California, DPAC Technologies provides a diverse portfolio of patented electronic-component-based products including component packaging technology for high-density, space-saving memory and wireless applications, and solutions for digital image enhancement. DPAC's products are used in electronic circuits found in network servers, computer storage devices, weapon guidance systems, medical instrumentation, communication devices, refrigeration controls, automotive diagnostic equipment and other advanced equipment. The Company also provides value-added manufacturing of prototype designs and medium volume production runs of assembled circuit boards. The Company's web site address is http://www.dpactech.com.

   Forward-Looking Statements

   This press release includes forward-looking statements, including statements regarding management's current beliefs concerning the Company. Every statement herein that is not historic in nature is a forward-looking statement for purposes of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve risks and uncertainties, and therefore results may differ materially from those set forth in these statements. Factors that affect DPAC's business include; but are not limited to, the market acceptance of new products, future business opportunities with products, competition in the semiconductor market, protection of technology or proprietary rights, rapid technological change, risks of litigation, and general market and economic conditions. More information about the risks and challenges faced by DPAC Technologies Corp. is contained in the Securities and Exchange Commission filings made by the Company on Form 10-K, 10-Q and 8-K. DPAC Technologies Corp. specifically disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise.

                        DPAC TECHNOLOGIES CORP.
           Condensed Consolidated Balance Sheet Information
                              (Unaudited)
                              (In 000's)

                                    November 30,      February 28,
                                        2003              2003

Cash                                   $5,669            $8,197
Current assets                          8,214            12,557
Fixed assets, net                       3,295             3,863
Goodwill                                4,529             4,529
Deferred income taxes-LT                   --             4,554
Other assets                              581               250
Total assets                          $16,619           $25,753

Current liabilities                    $2,103            $2,257
Long-term debt                            295                99
Shareholders' equity                   14,221            23,397
Total liabilities and
 shareholders' equity                $ 16,619          $ 25,753


                        DPAC TECHNOLOGIES CORP.
                    Condensed Statements of Income
                              (Unaudited)
                   (in 000's, except per share data)

                                   For Periods Ended November 30
                                 Third Quarter         Nine Months
                                 2003     2002       2003      2002

Sales                           $4,363   $5,421    $13,927   $28,241
Cost of sales                    3,972    3,963     11,974    21,039
Production equipment
 impairment loss                   530       --        530        --
Gross profit (loss)               (139)   1,458      1,423     7,202

Sales, general &
 administrative costs            1,286    1,350      3,850     4,603
Research and development           744      465      2,270     1,369
Reserve for litigation            (750)      --         --        --
Total operating costs            1,280    1,815      6,120     5,972

Income (loss) from operations   (1,419)    (357)    (4,697)    1,230

Other income                         6        8         20        33

Income (loss) before income
 taxes                          (1,413)    (349)    (4,677)    1,263

Income tax benefit (provision)  (6,004)     142     (4,764)    1,587

Net income (loss)              $(7,417)   $(207)   $(9,441)   $2,850

EPS -- Basic                    $(0.35)  $(0.01)    $(0.45)    $0.14
EPS -- Diluted                  $(0.35)  $(0.01)    $(0.45)    $0.13

Basic Shares                    21,170   21,007     21,073    21,018
Diluted Shares                  21,170   21,007     21,073    21,335

    CONTACT: DPAC Technologies Corp.
             William M. Stowell, 714-898-0007
             William.Stowell@dpactech.com
             www.dpactech.com